Exhibit 32.1

CERTIFICATION*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Samuel Spadafora, Chairman of the Board and Chief Strategy Officer of Chordiant Software, Inc. (the “Company”), Steven R. Springsteel, Chief Executive Officer of the Company and George de Urioste, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of February, 2006.

/s/ Samuel Spadafora
Samuel Spadafora, Chairman of the Board and Chief Strategy Officer
/s/ Steven R. Springsteel
Steven R. Springsteel, Chief Executive Officer
/s/ George de Urioste
George de Urioste, Chief Operating Officer and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Chordiant Software, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.